                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Oxford Industries
- - --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                                  David Ginn
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            OXFORD INDUSTRIES, INC.
                           222 PIEDMONT AVENUE, N.E.
                             ATLANTA, GEORGIA 30308

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 3, 1994

To the Stockholders of
Oxford Industries, Inc.

     The Annual Meeting of Stockholders of Oxford Industries, Inc. will be held at the Company's principal offices, 222 Piedmont Avenue, N.E., Atlanta, Georgia, on Monday, October 3, 1994 at 3:00 p.m., local time, for the following purposes:

          (1) To elect four directors of the Company.

          (2) To ratify the appointment of Arthur Andersen & Co., independent certified public accountants, as auditors for the fiscal year ending June 2, 1995.

          (3) To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on August 19, 1994 will be entitled to receive notice of and to vote at the meeting.

                                           DAVID K. GINN
                                           Secretary

Atlanta, Georgia
August 26, 1994

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING AND, IF YOU ATTEND THE MEETING, YOU MAY ELECT TO VOTE IN PERSON.

                            OXFORD INDUSTRIES, INC.
                           222 PIEDMONT AVENUE, N.E.
                             ATLANTA, GEORGIA 30308

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 3, 1994

     This proxy statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Oxford Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on October 3, 1994 and any adjournment thereof. This proxy statement and the accompanying proxy will be first mailed to stockholders on or about August 29, 1994.

     When a proxy is properly completed, signed and returned, the shares it represents will be voted as specified by the stockholder or, if no specifications are made, will be voted "FOR" each of the matters proposed by the Board of Directors in this proxy statement. In addition, the persons named in the proxy will vote the shares in their discretion upon any other matters that may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters proposed in this proxy statement.

     A stockholder may revoke a proxy given pursuant to this solicitation at any time prior to the meeting by delivering to the Secretary of the Company either a written instrument of revocation or a properly signed proxy bearing a later date. In addition, the powers of the persons named in the proxy to vote the stockholder's shares will be suspended if the stockholder is present at the meeting and elects to vote in person.

     Only stockholders of record at the close of business on August 19, 1994 will be entitled to receive notice of and to vote at the meeting. Each stockholder is entitled to one vote per share of common stock held on such date. There were 8,650,215 shares outstanding on August 19, 1994.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

     The following table shows as of August 19, 1994 the name and address of each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding common stock, the number of shares beneficially owned by each such person and the percentage of the Company's outstanding common stock represented by such ownership. The nature of each person's beneficial ownership is described in the footnotes to the table.

                                SHARES         PERCENT OF
                             BENEFICIALLY     OUTSTANDING
    NAME AND ADDRESS            OWNED         COMMON STOCK
- - -------------------------    ------------     ------------
Sartain Lanier                    573,732(1)       6.6%
222 Piedmont Avenue, N.E.
Atlanta, GA 30308
Helen S. Lanier                   484,515(2)       5.6%
c/o Trust Department
Trust Company Bank
P. O. Box 4655
Atlanta, GA 30302
Trust Company Bank              1,631,764(3)      18.9%
25 Park Place
Atlanta, GA 30303

- - ---------------

(1) The shares beneficially owned by Mr. Sartain Lanier include (i) 393,573 shares held of record by Mr. Lanier with respect to which he has sole voting and investment powers, (ii) 49,520 shares held by a trust for Mr. Lanier's son, Mr. J. Hicks Lanier (Chairman and President of the Company), with respect to which Mr. Sartain Lanier has sole voting power and shares investment power, (iii) 89,048 shares held by two trusts for two other adult children of Mr. Sartain Lanier, with respect to which Mr. Sartain Lanier has sole voting power and shares investment power, and (iv) 41,591 shares held by a charitable foundation of which Mr. Sartain Lanier is a trustee and has sole voting power and shares investment power.
(2) The shares beneficially owned by Mrs. Helen S. Lanier include (i) 46,642 shares held by Mrs. Lanier in an agency account with Trust Company Bank with respect to which she shares investment and voting powers with the Bank, (ii) 312,828 shares held by a trust for Mrs. Lanier with respect to which she has sole voting power, (iii) 109,455 shares held by seven trusts for Mrs. Lanier's grandchildren with respect to which she shares voting power, and (iv) 15,590 shares held by a charitable foundation of which Mrs. Lanier serves as one of three trustees that share voting and investment powers.
(3) The shares beneficially owned by Trust Company Bank include (i) 1,582,470 shares beneficially owned by or held in trusts or similar accounts for various members of the Lanier family (including most of the shares shown in the table as beneficially owned by the other principal stockholders, both of whom are members of the Lanier family), and (ii) 49,294 shares held by trusts or in similar accounts for persons other than members of the Lanier family. Of the shares shown in the table as beneficially owned by the Bank, the Bank has sole voting power over 725,743 shares, shared voting power over 261,914 shares, sole investment power over 1,206,043 shares and shared investment power over 425,721 shares. Trust Company Bank is a wholly-owned subsidiary of Trust Company of Georgia, which is a wholly-owned subsidiary of SunTrust Banks, Inc. Trust Company of Georgia and SunTrust Banks, Inc. may also be deemed beneficial owners of the shares owned by Trust Company Bank. The Company has been advised by Trust Company Bank, Trust Company of Georgia and SunTrust Banks, Inc. that they disclaim any beneficial interest in any of such shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY OFFICERS AND DIRECTORS

     The following table sets forth as of August 19, 1994 the number of shares of the Company's common stock beneficially owned by each director, by each nominee for director and by all directors and executive officers as a group and the percentage of the Company's outstanding common stock represented by such beneficial ownership. Such persons had sole voting and investment power with respect to the shares listed except as otherwise noted.

                                                              SHARES               PERCENT OF
                                                           BENEFICIALLY           OUTSTANDING
                NAME OF BENEFICIAL OWNER                     OWNED(1)             COMMON STOCK
- - ---------------------------------------------------------  ------------           ------------
Ben B. Blount, Jr.                                             27,208                *
Cecil D. Conlee                                                 2,000                *
John B. Ellis                                                   5,000                *
Tom Gallagher                                                   2,000                *
Bradley Hale                                                    2,400                *
Clifford M. Kirtland, Jr.                                       3,000                *
J. Hicks Lanier                                               280,261                  3.2%
J. Reese Lanier                                               401,342(2)               4.6%
R. William Lee, Jr.                                           134,560                  1.6%
Knowlton J. O'Reilly                                           20,000                *
Robert E. Shaw                                                  1,000                *
Robert Strickland                                               1,000                *
All Directors and Officers as a Group (12 Individuals)        879,771                 10.2%

- - ---------------

  * Less than 1%

(1) Includes all shares which may be acquired within 60 days after August 19, 1994 by the exercise of stock options under the Company's stock option plans as follows: 8,000 shares by Mr. Blount, 2,000 shares by Mr. Lee, 8,000 shares by Mr. O'Reilly and 14,000 shares by Mr. J. Hicks Lanier. Does not include shares beneficially owned by spouses and children of officers and directors, and such officers and directors disclaim beneficial ownership of such shares.
(2) The shares shown as beneficially owned by Mr. J. Reese Lanier include 362,451 shares held of record by Mr. J. Reese Lanier with respect to which he has sole voting and investment powers, and 38,591 shares held by the Thomas H. Lanier Family Foundation with respect to which Mr. J. Reese Lanier has sole voting and investment power.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN RELATIVES

     Messrs. J. Hicks Lanier, and J. Reese Lanier are directors of the Company and are related (see footnote 1 under "Election of Directors -- Directors and Nominees" below). As of August 19, 1994 these persons beneficially owned
681,603 shares or 7.9% of the Company's common stock. Messrs. J. Hicks Lanier,
J. Reese Lanier, Sartain Lanier and Mrs. Helen Lanier are related and, inclusive of charitable foundations, trusts and similar accounts for such persons, beneficially owned an aggregate of 1,739,850 shares or 20.1% of the Company's common stock as of August 19, 1994.

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

     The Board of Directors is divided into three classes that serve for staggered three-year terms. The Company's Articles of Incorporation (the "Articles") require that the number of directors be fixed in the Bylaws at a number not less than nine which number can be increased, or decreased to not less than nine, by the Board or by a 75 percent stockholder vote. A plurality of votes cast is required to elect a member of the Board.

     There are presently 12 directors. The Articles require that the number of directors must be so apportioned among the classes as to make all classes as nearly equal in number as possible. Accordingly, Classes I, II, and III each have four members. The directors in each class shall hold office until the annual meeting of stockholders held in the year during which their term ends and until their successors are elected and qualified.

     The terms of office of the Class II Directors will expire at the 1994 Annual Meeting. The Board has nominated Messrs. Ellis, Gallagher, Shaw and J. Hicks Lanier for re-election as Class II Directors, to hold office until 1997.

     If a nominee becomes unable to serve as a director, the proxies will be voted for a substitute nominee, or will not be voted in order to allow the position to remain vacant until filled by the Board, in the discretion of the persons named in the proxy; or the Board will reduce the size of the full Board pursuant to the Articles. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director.

     The following table sets forth the name of each nominee and continuing director, the year in which he was first elected a director, a brief description of his principal occupation and business experience during the last five years, his directorships (if any) with other companies and his age as of August 26, 1994.

                              YEAR FIRST                   PRINCIPAL OCCUPATION,
                               ELECTED                    BUSINESS EXPERIENCE, AND
     NAME                      DIRECTOR                     OTHER DIRECTORSHIPS                AGE
- - -------------                 ----------       ----------------------------------------------  ---
                      NOMINEES -- CLASS II DIRECTORS -- TERMS EXPIRE IN 1994
John B. Ellis                    1986(1)       Mr. Ellis is a private investor. He was Senior  70
                                               Vice President -- Finance and Treasurer of
                                               Genuine Parts Company, a distributor of
                                               automotive replacement parts, from 1983 to
                                               1985. Prior to 1983, he was Vice President and
                                               Treasurer of Genuine Parts Company. He is also
                                               a director of Flowers Industries, Inc.,
                                               Genuine Parts Company, Hughes Supply, Inc.,
                                               Intermet Corporation, Interstate/Johnson Lane,
                                               Inc., and UAP Inc. (Canada).
J. Hicks Lanier(2)               1969          Mr. Lanier has been President of the Company    54
                                               since 1977. In 1981, he was elected Chairman
                                               of the Board of the Company. He is also a
                                               director of Crawford & Company, Shaw
                                               Industries, Inc., and Trust Company of
                                               Georgia.

                              YEAR FIRST                   PRINCIPAL OCCUPATION,
                               ELECTED                    BUSINESS EXPERIENCE, AND
    NAME                       DIRECTOR                     OTHER DIRECTORSHIPS                AGE
- - -------------                 ----------       ----------------------------------------------  ---
Tom Gallagher                    1991          Mr. Gallagher is President of Genuine Parts     46
                                               Company, a distributor of automotive
                                               replacement parts, and has held this position
                                               since 1990. He was Executive Vice President of
                                               Genuine Parts Company from 1988 to 1989. From
                                               1987 to 1988, he was Chairman of SP Richards
                                               Company. He is also a director of Genuine
                                               Parts Company.
Robert E. Shaw                   1991          Mr. Shaw is President, Chief Executive          63
                                               Officer, and a Director of Shaw Industries,
                                               Inc., a manufacturer and seller of carpeting
                                               to retailers and distributors.
                    CONTINUING -- CLASS III DIRECTORS -- TERMS EXPIRE IN 1995
Ben B. Blount, Jr.               1987          Mr. Blount has been Executive Vice              55
                                               President -- Planning and Development of the
                                               Company since 1986. He was President of Kayser
                                               Roth Apparel, an apparel manufacturer and
                                               marketer, from 1982 to 1986. Prior to 1982 he
                                               was Group Vice President of the Company.
Bradley Hale                     1969          Mr. Hale is a retired partner in the law firm   60
                                               of King & Spalding. He was a partner at King &
                                               Spalding from 1965 through 1991 and served as
                                               managing partner from 1985 to 1988.
J. Reese Lanier(2)               1974          Mr. Lanier is self-employed in farming and      51
                                               related businesses and has had this occupation
                                               for more than five years.
Robert Strickland                1985          Mr. Strickland is a member of the Advisory      67
                                               Council of Trust Company of Georgia and has
                                               held this position since June 1992. He was
                                               Chairman of the Executive Committee of
                                               SunTrust Banks, Inc. from 1989 to 1992. He was
                                               Chairman of the Board of SunTrust Banks, Inc.
                                               from 1984 to April 1990. He was Chairman of
                                               the Board of Trust Company of Georgia from
                                               1978 to 1989. He is also a director of Georgia
                                               Power Company and Life Insurance Company of
                                               Georgia.

                              YEAR FIRST                   PRINCIPAL OCCUPATION,
                               ELECTED                    BUSINESS EXPERIENCE, AND
     NAME                      DIRECTOR                     OTHER DIRECTORSHIPS                AGE
- - ---------------               ----------       ----------------------------------------------  ---
                     CONTINUING -- CLASS I DIRECTORS -- TERMS EXPIRE IN 1996
Cecil D. Conlee                  1985          Mr. Conlee is Chairman of CGR Advisors, a real  58
                                               estate advisory company, and has held this
                                               position since 1990. He was President of the
                                               Conlee Company, a real estate advisory
                                               company, from 1983 to 1990. From 1977 to 1983
                                               he was President of Cousins Properties, Inc.,
                                               a real estate development and investment
                                               company.
Clifford M. Kirtland, Jr.        1982(3)       Mr. Kirtland is a private investor. He was      70
                                               Chairman of Cox Communications, Inc., an
                                               operator of television and radio stations and
                                               cable systems, from 1981 to 1983. He is also a
                                               director of Graphic Industries, Inc., Shaw
                                               Industries, Inc., Solomon Brothers Fund, Inc.,
                                               Solomon Brothers Capital Fund, Inc., Solomon
                                               Brothers Investment Fund, Inc., ADESA Corp.,
                                               Security Life of Denver Insurance Company, and
                                               Law Companies Group, Inc.
R. William Lee, Jr.              1969          Mr. Lee has been Executive Vice President --    64
                                               Finance and Administration of the Company
                                               since 1986. He was Vice President -- Finance
                                               and Administration from 1977 to 1986.
Knowlton J. O'Reilly             1987          Mr. O'Reilly has been Group Vice President of   54
                                               the Company since 1978.

- - ---------------

(1) Mr. Ellis served as a director for the period 1960 to 1974 and was reelected as a director in 1986.
(2) Messrs. J. Hicks Lanier and J. Reese Lanier are cousins.
(3) Mr. Kirtland served as a director for the period 1976 to 1979 and was reelected as a director in 1982.

CERTAIN COMMITTEES OF THE BOARD -- BOARD MEETINGS

     Among the standing committees of the Board of Directors are the Stock Option and Compensation Committee and the Audit Committee. The Board of Directors has no standing nominating committee.

     Members of the Stock Option and Compensation Committee are Messrs. Bradley Hale, Clifford M. Kirtland, Jr., Robert E. Shaw and Robert Strickland. The Committee establishes the compensation, including annual salary and an annual discretionary bonus, if any, for the Chairman of the Board and President of the Company. The Committee met four times during the 1994 fiscal year.

     Members of the Audit Committee are Messrs. Cecil D. Conlee, John B. Ellis, Clifford M. Kirtland, Jr., and Tom Gallagher. The Committee reviews with management and with the Company's internal audit staff and independent certified public accountants the scope and results of each year's audit of the Company's financial condition, the Company's internal audit and financial controls, and the Company's financial reporting activities. Both the internal auditors and the independent certified public accountants periodically report to the

Committee. The Committee also makes recommendations to the full Board as to the appointment of the independent certified public accountants. The Committee met twice during the 1994 fiscal year.

DIRECTOR COMPENSATION

     Directors who are also Company employees are not compensated for their services as directors. Each non-employee director receives a quarterly fee of $3,000 and a meeting fee of $500 for each meeting of the full Board or any committee that he attends.

     The Stock Option and Compensation Committee of the Board of Directors has recommended to the full Board that the quarterly and meeting fees be raised to $3,500 and $750, respectively. The full Board will act upon this recommendation at its October 1994 meeting.

     The Board of Directors held four meetings during the 1994 fiscal year. During the 1994 fiscal year Robert E. Shaw and Clifford M. Kirtland, Jr. attended less than 75% of the aggregate number of meetings of the Board and the committees on which they served. All other directors attended 75% or more of the meetings of the Board and the committees on which they served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table discloses compensation awarded to, earned by or paid during the three preceding fiscal years to the Company's Chief Executive Officer and its three other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                ----------------------
                                                                 AWARDS      PAYOUTS
                                                                ---------   ----------
                                         ANNUAL COMPENSATION      STOCK     LONG-TERM
                                        ---------------------    OPTIONS    INCENTIVE       ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY       BONUS     (SHARES)     PAYOUTS     COMPENSATION(1)
- - -------------------------------  ----   --------     --------   ---------   ----------   ---------------
J. Hicks Lanier                  1994   $336,000     $100,000          0       $  0          $ 3,858
  Chairman of the Board & Chief  1993    307,000       75,000     20,000        N/A            7,516
  Executive Officer              1992    285,665       50,000     30,000        N/A            7,316
Ben B. Blount, Jr.               1994   $260,879     $ 40,000          0       $  0          $ 3,752
  Executive Vice President --    1993    249,451       29,972     10,000        N/A            2,991
  Planning and Development       1992    236,451       33,766     20,000        N/A            2,941
R. William Lee, Jr.              1994   $240,449     $ 37,500          0       $  0          $13,955
  Executive Vice President --    1993    195,013       26,226          0        N/A           13,627
  Finance and Administration     1992    191,878       25,325     10,000        N/A           13,540
Knowlton J. O'Reilly             1994   $284,000     $      0          0       $  0          $11,949
  Group Vice President           1993    272,795            0     10,000          0           11,211
                                 1992    270,995        4,876     20,000          0           11,145

- - ---------------

(1) All other compensation includes automobile allowance, $0, $0, $7,252 and $8,011 for Messrs. Lanier, Blount, Lee and O'Reilly, respectively, and the Company's cost allocation for life insurance (both split dollar and excess life), $3,858, $3,752, $6,703 and $3,938 for Messrs. Lanier, Blount, Lee and O'Reilly, respectively.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     In fiscal 1994, the Company did not grant any stock options or stock appreciation rights ("SAR's") to the named executive officers.

                       AGGREGATED OPTION/SAR EXERCISES IN
                              LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information concerning stock option/SAR exercises in fiscal 1994 by the named executive officers and the value of their unexercised options/SARs on June 3, 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                  VALUE OF
                                                                         NUMBER OF SHARES        UNEXERCISED
                                                                      UNDERLYING UNEXERCISED    IN-THE-MONEY
                                               SHARES                    OPTIONS/SARS AT       OPTIONS/SARS AT
                                              ACQUIRED      VALUE        FISCAL YEAR-END       FISCAL YEAR-END
        NAME                                 ON EXERCISE   REALIZED   ----------------------   ---------------
- - --------------------                         -----------   --------        EXERCISABLE/         EXERCISABLE/
                                                                          UNEXERCISABLE        UNEXERCISABLE
J. Hicks Lanier............................     6,000      $ 49,125           10,000              $ 229,625
                                                                              28,000                602,750
Ben B. Blount, Jr. ........................     4,000        32,750            6,000                141,125
                                                                              16,000                354,000
R. William Lee, Jr.........................     4,000        32,750            2,000                 52,625
                                                                               4,000                105,250
Knowlton J. O'Reilly.......................         0             0            6,000                141,125
                                                                              16,000                354,000

LONG TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

     In Fiscal 1994, the Stock Option and Compensation Committee of the Board of Directors adopted the Oxford Industries, Inc. Executive Officers' Long-Range Incentive Plan. This plan compensates executive officers if the Company generates a strong return on equity. The term of these awards is three years.

     The Executive Officers' Long-Range Incentive Plan works as follows. At the end of each grant year, the actual return on shareholder's equity will be calculated by dividing total after-tax profits for the year by the average of beginning and ending shareholders' equity for the year. If, at the end of the first grant year, the return on shareholders' equity exceeds the standard return (as described below), the Shadow Asset Base (as described below) will be increased by an amount equal to the product obtained by multiplying the Shadow Asset Base times the amount of such excess. If the standard return on shareholder's equity exceeds the actual return on shareholders' equity, the Shadow Asset Base will be decreased by an amount equal to the product obtained by multiplying the Shadow Asset Base times such excess.

     At the end of the second and third grant years, the Shadow Asset Base (as adjusted at the end of the previous year) will be further adjusted in the same manner as that provided for the end of the first grant year. If the adjusted Shadow Asset Base at the end of the third grant year exceeds the amount of the Shadow Asset Base as originally granted, the participant will be entitled to a cash award equal to the amount of such excess, provided that the participant is an employee at the time of payment. One third of the award will be paid within ninety (90) days after the end of the third grant year. The remaining two thirds will be paid in two equal annual installments on the first and second anniversary of the initial payment.

     Pursuant to this plan, the Committee awarded Shadow Asset Bases to Mr. J. Hicks Lanier of $1,000,000 and to Messrs. Blount and Lee of $500,000 each. A standard return on shareholder's equity was set by the Committee at 12%. The executives will not receive the amounts of their respective Shadow Asset Bases but only the excess, if any, of the adjusted Shadow Asset Base less the original base.

     Mr. O'Reilly and a small group of key executives participate in the Oxford Industries, Inc. Long-Range Incentive Plan. As with the Executive Officers' Long-Range Incentive Plan participants are awarded a Shadow Asset Base and the Shadow Asset Base is adjusted at the end of each of the three fiscal years of the award's term. Unlike the Executive Officers' Plan, however, the adjustment is based on the return on assets for the participant's business unit as compared with the standard return on assets set at the time of the award.

     In fiscal 1994 the Company's Chief Executive Officer and Executive Vice President -- Finance and Administration awarded Mr. O'Reilly a Shadow Asset Base of $500,000 under the Long-Range Plan. The standard return on assets for this award was set at 18%. Mr. O'Reilly will not receive the Shadow Asset Base awarded to him but only the excess, if any, of the adjusted Shadow Asset Base less the original Shadow Asset Base.

     The following table shows information concerning awards in fiscal 1994 under the Company's Executive Officers' Long-Range Incentive Plan and Long-Range Incentive Plan:

              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                                        PERFORMANCE
                                                         OR OTHER            ESTIMATED FUTURE PAYOUT
                                        NUMBER OF         PERIOD                 UNDER NON-STOCK
                                         SHARES,           UNTIL                PRICE-BASED PLANS
                                      UNITS OR OTHER    MATURATION    -------------------------------------
               NAME                     RIGHTS(1)        OR PAYOUT    THRESHOLD(2)   TARGET(3)   MAXIMUM(4)
- - -----------------------------------  ----------------   -----------   ------------   ---------   ----------
J. Hicks Lanier....................          --           3 Years          $0         $36,434        N/A
Ben B. Blount, Jr..................          --           3 Years          $0         $18,217        N/A
R. William Lee, Jr.................          --           3 Years          $0         $18,217        N/A
Knowlton J. O'Reilly...............          --           3 Years          $0         $     0        N/A

- - ---------------

(1) The Executive Officers' Long-Range Incentive Plan and the Long-Range Plan do not provide for awards of shares, units or other rights representing the right to receive compensation thereunder. The Plans provide for cash payouts based on the Company's actual return on equity or the business unit's return on assets, as the case may be, over a threshold return during the three year award period.
(2) The awards granted to Messrs. Lanier, Blount and Lee have a threshold of 12% return on equity. If the Company's return on equity for any of the three fiscal years of the awards' terms equals or is less than 12%, the award has no value or loses value, as the case may be, for that year. The award granted to Mr. O'Reilly has a threshold of 18% return on assets. If Mr. O'Reilly's business unit (principally the Company's ladieswear operations) has a return on assets equal to or less that 18% for any of the three fiscal years of the award's term, the award has no value or loses value, as the case may be, for that year. In fiscal 1994 Mr. O'Reilly's business unit had a return on assets less than the 18% threshold and therefore his Shadow Asset Base, as adjusted at the end of the 1994 fiscal year, is less than the original Shadow Asset Base at the time of the award.
(3) The figures stated in this column with respect to Mssrs. Lanier, Blount and Lee are representative amounts which are calculated by assuming that the Company's return on equity for fiscal 1993 (13.2%) was replicated in each of the three fiscal years of the awards' terms. The figure stated in this column for Mr. O'Reilly is a representative amount which is calculated by assuming that Mr. O'Reilly's business unit's return on assets for fiscal 1993 (less than 18%) was replicated in each of the three fiscal years of the award's term.
(4)  There is no maximum amount that can be earned under the awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Hicks Lanier, President and CEO of the Company, serves as a director of Shaw Industries, Inc. Mr. Robert Shaw, President and CEO of Shaw Industries, Inc., serves as a director of the Company and is a member of the Company's Stock Option and Compensation Committee.

PENSION PLAN

     The Company does not have a defined benefit retirement plan. Executive officers of the Company are not permitted to participate in either of the Company's two defined contribution retirement plans.

REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE

     The Stock Option and Compensation Committee of the Board of Directors is composed of four directors, none of whom is now or has been an employee of the Company. The Committee is responsible for administering the Company's stock option plan for executives. It is also responsible for setting the salary and bonus for the Company's Chief Executive Officer and for reviewing the Chief Executive Officer's recommendations for the salary and bonus levels of the Company's other executive officers. The Committee normally meets formally once a year and informally through telephone meetings at other times during the year.

  Compensation Policy

     The compensation policy of the Company is to pay for performance. Compensation practices for all executives, including all of the executive officers, is designed to encourage and reward the accomplishment of the objectives of the Company which, if achieved, will enhance shareholder value.

  Executive Compensation Program

     The Company's executive compensation program has three elements: salary, bonus and stock options. With the exception of two long-term incentive plans which reward the Company's executive officers and select key executives, the compensation of most of the Company's executives is composed of these three elements.

     A job grade is assigned to each position in the Company depending on the responsibilities. Each job grade has a salary range which is based on salary surveys. An individual's salary is set within the range and is based on that person's individual performance and responsibilities. The salaries of each executive is determined annually by the Company's executive officers. The salaries of the executive officers, except the Chief Executive Officer, are determined annually by the Chief Executive Officer and then reviewed by the Committee.

     Each executive officer, except the Chief Executive Officer, participates in the Company's Management Bonus Program. This program is designed to encourage the achievement of the Company's profit objectives by rewarding executives when these objectives are met or exceeded.

     In order for any bonus to paid, the executive's business unit must achieve a minimum return on assets. If the business unit's return on assets exceeds the minimum level, the amount of the bonus is increased. If the minimum profit levels are achieved, an executive may receive a discretionary bonus with the totals of all discretionary bonuses not to exceed 50% of the non-discretionary bonus.

     The bonuses paid, if any, to Messrs. Blount and Lee and the corporate staff are based on the Company's overall return on assets. The bonuses paid to other executives are based on the return on assets for the division employing the individual or in the case of Mr. O'Reilly, the return on assets of the ladieswear units reporting to him.

     Messrs. Lanier, Blount, Lee and O'Reilly set the discretionary bonus levels of all other executives. Mr. Lanier, with the concurrence of the Committee, sets the discretionary bonuses for Messrs. Blount, Lee and O'Reilly.

     The final element of executive compensation is the stock option program. Based on recommendations by the Company's Chief Executive Officer the Committee grants stock options to certain executives in order to motivate these individuals to achieve longer term results that are recognized by the marketplace. Participants in the program are given the opportunity to buy Company stock at its fair market value on the date of grant. Because a stock option has no value unless the price of the Company's stock increases, there is no reward to the executive without a concurrent reward to all stockholders.

     Mr. O'Reilly and a small group of key executives participate in the Oxford Industries, Inc. Long-Range Incentive Plan. Under this plan the Chief Executive Officer and the Executive Vice President-Finance and Administration establish a shadow asset account for each participant and establish a return on assets payout threshold. At the end of each fiscal year during the three year term of the account a participant's account is adjusted to reflect the actual return on assets for his business unit as compared with the threshold. At the end of the term the original shadow asset account figure is subtracted from the adjusted shadow asset account figure and the participant is awarded the gain, if any. The gain is then paid over a three year period, subject to continued employment of the participant.

     In August 1993 the Committee adopted the Oxford Industries, Inc. Executive Officer's Long-Range Incentive Plan. This plan, which is administered by the Stock Option and Compensation Committee, is similar to the plan for division presidents, except that there is a return on shareholders' equity threshold. The Committee awarded shadow asset bases of $1,000,000 for Mr. Lanier and $500,000 for Messrs. Blount and Lee and set a threshold of a 12% return on shareholders' equity. The term of these awards is three years. Because the Company's return on shareholder's equity for fiscal 1994 exceeded the threshold, each of the three awards accrued value for the first year of the award period. No awards were made under this Plan for fiscal 1995.

  Compensation of Chief Executive Officer

     While the Chief Executive Officer does not participate in the Company's Management Bonus Program, the Committee annually determines whether Mr. Lanier should receive a bonus and, if so, its amount. In making its decision the Committee considers the Company's overall profitability, its performance in relation to other apparel companies, the amount of bonus paid to other executive officers and Mr. Lanier's achievement of other goals.

     The Committee awarded Mr. Lanier a bonus of $100,000 for fiscal 1994. The Committee determined that Mr. Lanier should be rewarded for the increase in the Company's return in shareholder's equity to 15.8%.

The Committee also noted that the Company achieved record sales and earnings per share for the year. Finally the Committee was favorably impressed with the total return to stockholders in fiscal 1994 in terms of increased stock price and earnings per share which exceeded the results of most publicly-traded apparel companies.

     The Committee raised Mr. Lanier's base salary to $350,000 per year effective August 1, 1994. This figure represents a 7.7% increase from his previous salary. Again the Committee determined that this increase was appropriate in light of the same performance factors considered with regard to Mr. Lanier's bonus. The Committee also reviewed the salaries of chief executive officers of other publicly-traded apparel companies and determined that Mr. Lanier's salary continued to be conservative when compared to his peers.

     As noted above at the beginning of fiscal 1994 the Committee awarded Mr. Lanier a shadow asset account under the Oxford Industries, Inc. Executive Officers' Long-Range Incentive Plan. Mr. Lanier's accrual under the Plan for fiscal 1994 was $37,989 and this amount may increase or decrease during the second and third years of the award period.

  Conclusion

     The Committee believes that the Company's executive compensation program is competitive and provides the appropriate mix of incentives to achieve the goals of the Company. The achievement of these goals will enhance the profitability of the Company and provide sustainable value to the Company's stockholders.

Respectfully submitted,

    Robert Strickland, Chairman                Clifford M. Kirtland, Jr.
    Bradley Hale                               Robert E. Shaw

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's stock against the cumulative total return of the S&P 500 Index and the S & P Apparel Index for the period of five years commencing June 1989 and ending June 3, 1994. The performance graph assumes an initial investment of $100 and reinvestment of dividends.

                                  Oxford In-
      Measurement Period           dustries,      S&P 500 In-
    (Fiscal Year Covered)            Inc.             dex         S&P Apparel
6/89                                       100             100             100
6/90                                        82             117             101
6/91                                       125             130             134
6/92                                       264             143             132
6/93                                       174             160             130
6/94                                       352             166             113

CERTAIN TRANSACTIONS

     SunTrust Banks, Inc., Trust Company of Georgia and Trust Company Bank are principal stockholders of the Company (see "Beneficial Ownership of Common
Stock -- Principal Stockholders" above). During the fiscal year ending June 3, 1994, Trust Company Bank made short-term loans to the Company under a line of credit arrangement. The maximum amount of loans outstanding under this arrangement at any time during the 1994 fiscal year was $19,500,000. Trust Company Bank also issues letters of credit on the Company's behalf in connection with the Company's purchases of imported goods. The greatest aggregate amount of outstanding letters of credit issued by Trust Company Bank on the Company's behalf during the 1994 fiscal year was $6,909,681. Trust Company Bank charges fees of approximately .125 percent of the amount of each letter of credit. The foregoing transactions with Trust Company Bank involve arm's length terms and conditions competitive with those obtainable from comparable banking institutions.

                            APPOINTMENT OF AUDITORS

     Acting on the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen & Co., independent certified public accountants, as auditors for the current year. Arthur Andersen & Co. has served as auditors for the Company since 1986. The Board of Directors considers such accountants to be well qualified and recommends that the stockholders vote to ratify their appointment. Stockholder ratification of the appointment of auditors is not required by law; however, the Board of Directors considers the solicitation of stockholder ratification to be in the Company's and stockholders' best interests.

     In view of the difficulty and expense involved in changing auditors on short notice, should the stockholders not ratify the selection of Arthur Andersen & Co., it is contemplated that the appointment of Arthur Andersen & Co. for the fiscal year ending June 2, 1995 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Disapproval by the stockholders will be considered a recommendation that the Board select other auditors for the following year. A representative of Arthur Andersen & Co. is expected to attend the annual meeting. The representative will be given the opportunity to make a statement if he desires to do so and is expected to be available to respond to questions from stockholders.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report for the fiscal year ended June 3, 1994, including consolidated financial statements, has been mailed to stockholders.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company is supplying brokers, dealers, banks and voting trustees, or their nominees, with copies of this proxy statement and of the 1994 Annual Report for the purpose of soliciting proxies from beneficial owners of the Company's common stock, and the Company will reimburse such brokers, and other record holders for their reasonable out-of-pocket expenditures made in such solicitation. Proxies may be solicited by employees of the Company by mail, telephone, telegraph and personal interview. The Company does not presently intend to pay compensation to any individual or firm for the solicitation of proxies. If management should deem it necessary and appropriate, however, the Company may retain the services of an outside individual or firm to assist in the solicitation of proxies.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to submit proposals to be included in the 1995 proxy materials and to be voted upon at the 1995 Annual Meeting must do so by May 2, 1995. Any such proposal should be presented in writing to the Secretary of the Company at the Company's principal offices.

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Stockholders held on October 4, 1993 will be presented to the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such minutes.

     The Board of Directors knows of no other matters to be brought before the meeting. If any other matters should come before the meeting, however, the persons named in the proxy will vote such proxy in accordance with their discretion on such matters.

                                          DAVID K. GINN
                                          Secretary

                                                 OXFORD INDUSTRIES, INC.
                                                 NOTICE OF ANNUAL MEETING
                                                 AND PROXY STATEMENT

                                                 Annual Meeting of Stockholders
                                                 October 3, 1994





                                    (LOGO)

                            OXFORD INDUSTRIES, INC.
            PROXY -- ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 3, 1994
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned appoints J. HICKS LANIER, R. WILLIAM LEE, JR., and DAVID K. GINN, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of the common stock of Oxford Industries, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Monday, October 3, 1994, at 3:00 p.m., local time, at the principal offices of Oxford Industries, Inc., 222 Piedmont Avenue, N.E., Atlanta, Georgia 30308, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said persons are directed to vote as follows, and otherwise in their discretion upon any other business:

1. Proposal to elect the four nominees listed below. If a nominee becomes unable to serve, the proxy will be voted for a substitute nominee or will not be voted in the discretion of said persons appointed above.

      / /   FOR all nominees listed                            / /   WITHHOLD AUTHORITY to vote
            below (except as indicated                               for all nominees listed
            to the contrary below*)                                  below

NOMINEES:  Ellis, Gallagher, Shaw and J. Hicks Lanier
*INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

- - --------------------------------------------------------------------------------
                    (CONTINUED AND TO BE SIGNED ON REVERSE)

                                  (CONTINUED)

2. Proposal to ratify the appointment of Arthur Andersen & Co., independent certified public accountants, as auditors for the fiscal year ending June 2, 1995.
                / / FOR           / / AGAINST        / / ABSTAIN

    Please sign and date below and return this proxy immediately in the enclosed envelope, whether or not you plan to attend the annual meeting.

                                                  ------------------------------

                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                  Dated:

                                                         --------------------- ,
                                                  1994

                                                  IMPORTANT: Please date this
                                                  proxy and sign exactly as your
                                                  name or names appear. If
                                                  shares are jointly owned, both
                                                  owners should sign. If signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If signing as a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If signing as a
                                                  partnership, please sign in
                                                  partnership name by authorized
                                                  person.